EXHIBIT 10.57

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (“Amendment”), effective as of January 11, 2013, is entered into by and between PEDEVCO Corp., as successor-in-interest to Pacific Energy Development Corp. (herein referred to as the “Company”), and Frank C. Ingriselli.

WITNESSETH:

WHEREAS, the Company and you have entered into an employment agreement, dated June 10, 2011 (the “Agreement”), concerning the employment of you as President and Chief Executive Officer of the Company; and

WHEREAS, the parties wish to amend the Agreement to revise the termination and severance terms as set forth therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	Section 5(c)(2) of the Agreement is amended and restated in full to read as follows:

“5(c)(2) If my employment terminates under this Section 5(c), the Company shall pay me or, if I die, my estate, all compensation and benefits with respect to my employment, which have accrued due and those which may be provided to me pursuant to a group disability and insurance policies or the Company’s 401(k), profit sharing plan and pension plan will be paid, and I or, if I die, my estate, shall receive all the compensation and benefits set forth under Section 8(a) as if my employment had been terminated other than for Cause.”

2.	Except to the extent modified hereby, the Agreement shall remain in full force and effect.

3.	This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

“The Company”	PEDEVCO Corp.

Date: January 11, 2013	By:	/s/ Michael L. Peterson
Michael L. Peterson
Chief Financial Officer

Date: January 11, 2013		/s/ Frank C. Ingriselli
Frank C. Ingriselli